UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2021

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Waterfront Place, Suite 201, Pittsburgh, PA 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On December 2, 2021 (the “Effective Date”), Limbach Holdings, Inc., a Delaware corporation (the “Company”), and Limbach Facility Services LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Buyer”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Jake Marshall, LLC, a Tennessee limited liability company (“JMLLC”), Coating Solutions, LLC, a Tennessee limited liability company (“CSLLC” and together with JMLLC, the “Acquired Companies” and each an “Acquired Company”) and the owners of the Acquired Companies (collectively, the “Sellers”), pursuant to which the Buyer purchased all of the outstanding membership interests in the Acquired Companies from the Sellers (the transactions contemplated by the Purchase Agreement collectively being the “Jake Marshall Transaction”). The Jake Marshall Transaction closed on the Effective Date. As a result of the Jake Marshall Transaction, each of the Acquired Companies became wholly-owned indirect subsidiaries of the Company.

Jake Marshall Transaction Consideration

The consideration paid by the Company for the Jake Marshall Transaction was $20.0 million in cash (the “Closing Purchase Price”). The Sellers were permitted to retain the cash in the Acquired Companies at closing subject to certain adjustments for working capital, which was ultimately reflected in the total purchase price set forth in the Purchase Agreement. In addition, the Sellers may receive up to an aggregate of $6.0 million in cash, consisting of two tranches of $3.0 million, as more fully set forth in the Purchase Agreement, if the gross profit of the Acquired Companies equals or exceeds $10.0 million in (i) the approximately 13 month period from closing through 2022 (the “2022 Earnout Period”) or (ii) 2023, respectively (collectively, the “Earnout Payments”). To the extent, however, that the gross profit of the Acquired Companies is less than $10.0 million, but exceeds $8.0 million, during the 2022 Earnout Period or 2023, the $3.0 million amount will be prorated for such period.

Representations, Warranties and Covenants; Indemnification

The parties to the Purchase Agreement have made customary representations, warranties and covenants in the Purchase Agreement. Subject to certain limitations and conditions set forth in the Purchase Agreement, the Company and Buyer, on the one hand, and the Sellers, on the other hand, have agreed to indemnify each other for, among other things, breaches of representations, warranties and covenants contained in the Purchase Agreement, and certain tax and other pre- and post-closing liabilities. To supplement the indemnification provided by the Sellers, the Buyer has held back $1.0 million of the purchase price and deposited such amount in escrow.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement is incorporated by reference in this filing to provide investors with information regarding its terms. It is not intended to be a source of financial, business, operational or other factual information about the Company or the Acquired Companies or to modify or supplement any factual disclosures about the Company in its other public reports filed with the U.S. Securities and Exchange Commission. In particular, the representations, warranties and covenants and other obligations contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and made as of the dates specified therein; are solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations or qualifications agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified or limited by confidential disclosure schedules made between the parties for the purposes of allocating contractual risk between them instead of establishing matters as facts; and may be subject to a standard of materiality provided for in the Purchase Agreement that differs from the standard applicable to investors. Investors should not rely on the representations, warranties and covenants and other obligations or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Acquired Companies or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

A&R Credit Agreement

As well, on December 2, 2021, and in connection with the Jake Marshall Transaction, Limbach Facility Services LLC (the “Borrower”), Limbach Holdings LLC (the “Intermediate Holdco”) and the direct and indirect subsidiaries of the Borrower from time to time included as parties to the agreement (the “Guarantors”) entered into the Amended and Restated Credit Agreement (the “A&R Credit Agreement”) by and among the Borrower, Intermediate Holdco, the Guarantors, the lenders party thereto from time to time, Wheaton Bank & Trust Company, N.A., a subsidiary of Wintrust Financial Corporation (collectively, “Wintrust”), as administrative agent and L/C issuer, Bank of the West as documentation agent, M&T Bank as syndication agent, and Wintrust as lead arranger and sole book runner.

In accordance with the terms of the A&R Credit Agreement, Lenders are providing to Borrower (i) a $35.5 million senior secured term loan (the “Term Loan”); and (ii) a $25 million senior secured revolving credit facility with a $5 million sublimit for the issuance of letters of credit (the “Revolving Loan” and, together with the Term Loan, the “Loans”). The overall Term Loan Commitment under the A&R Credit Agreement was recast at $35.5 million in connection with the amendment and restatement of the credit agreement. A portion of the Term Loan commitment will be used to fund the Closing Purchase Price. The A&R Credit Agreement was also amended to: permit the Company to undertake the Jake Marshall Transaction, make certain adjustments to the covenants under the A&R Credit Agreement (which were largely done to make certain adjustments for the Jake Marshall Transaction), allow for the Earnout Payments under the Jake Marshall Transaction and make other corresponding changes to the A&R Credit Agreement.

The Revolving Loan bears interest, at the Borrower’s option, at either Term SOFR (as defined in the A&R Credit Agreement) (with a 0.15% floor) plus 3.60%, 3.76% or 3.92% for a tenor of one month, three months or six months, respectively, or a base rate (as set forth in the A&R Credit Agreement) (with a 3.0% floor) plus 0.50%, subject to a 50 basis point step-down based on the ratio between the senior debt of the Company and its subsidiaries to the EBITDA (earnings before interest, income taxes, depreciation and amortization) of the Borrower and its subsidiaries for the most recently ended four fiscal quarters (the “Senior Leverage Ratio”). The Term Loan bears interest, at the Borrower’s option, at either Term SOFR (with a 0.15% floor) plus 4.10%, 4.26% or 4.42% for a tenor of one month, three months or six months, respectively, or a base rate (with a 3.0% floor) plus 1.00%, subject to a 50 (for Term SOFR) or 75 (for base rate) basis point step-down based on the Senior Leverage Ratio.

The Borrower is required to make principal payments on the Term Loan in $619,048 installments on the last business day of each month commencing on December 31, 2021. Subject to defaults and remedies under the A&R Credit Agreement, the final payment of all principal and interest not sooner paid on the Term Loan is due and payable on February 24, 2026. Subject to defaults and remedies under the A&R Credit Agreement, the Revolving Loan matures and becomes due and payable by the Borrower on February 24, 2026.

The Loans are secured by (i) a valid, perfected and enforceable lien of the administrative agent on the ownership interests held by each of the Borrower and Guarantors in their respective subsidiaries; and (ii) a valid, perfected and enforceable lien of the administrative agent on each of the Borrower and Guarantors’ personal property, fixtures and real estate, subject to certain exceptions and limitations. Additionally, the re-payment of the Loans shall be jointly and severally guaranteed by each Guarantor.

The A&R Credit Agreement contains representations and warranties, covenants and events of default that are customary for facilities of this type, as more particularly described in the A&R Credit Agreement.

Borrower and its affiliates maintain various commercial and service relationships with certain members of the syndicate and their affiliates in the ordinary course of business.

The description of the A&R Credit Agreement contained herein is qualified in its entirety by reference to the A&R Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The foregoing description of the A&R Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 regarding the A&R Credit Agreement is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 3, 2021, the Company announced the consummation of the Jake Marshall Transaction. A copy of the press release is furnished herewith as Exhibit 99.1. Also furnished herewith as Exhibit 99.2 is a copy of an investor presentation that will be used by the Company relating to the Jake Marshall Transaction.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file the pro-forma financial statement required by Item 9.01 (b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated as of December 2, 2021, by and between Jake Marshal, LLC, Coating Solutions, LLC, Richard L. Pollard, Matthew S. Pollard, Limbach Holdings, Inc. and Limbach Facility Services LLC.
10.1	The Amended and Restated Credit Agreement dated as of December 2, 2021, by and among Limbach Facility Services LLC, a Delaware limited liability company, Limbach Holdings LLC, a Delaware limited liability company, and the direct and indirect subsidiaries of the Borrower from time to time party to the agreement, as Guarantors, the various institutions from time to time party to the agreement, as Lenders, Wheaton Bank & Trust Company, N.A., a subsidiary of Wintrust Financial Corporation, as Administrative Agent and L/C Issuer, Bank of the West, as Documentation Agent and M&T Bank, as Syndication Agent and Wheaton Bank & Trust Company, N.A., a subsidiary of Wintrust Financial Corporation, as Lead Arranger and Sole Book Runner
99.1	Press Release, dated December 3, 2021.
99.2	Investor Presentation, December 3, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By:	/s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: Chief Financial Officer

Dated: December 3, 2021